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                                                 Registration Statement No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         COACTIVE MARKETING GROUP, INC.
            ---------------------------------------------------------
               (Exact name of issuer as specified in its charter)


             Delaware                                       06-134048
--------------------------------------               --------------------------
    (State or other jurisdiction                         (I.R.S. Employer
    incorporation or organization)                      Identification No.)


415 Northern Boulevard, Great Neck, New York                   11021
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                    (Zip Code)


          COACTIVE MARKETING GROUP, INC. 2002 LONG-TERM INCENTIVE PLAN
--------------------------------------------------------------------------------
                            (Full Title of the Plan)


                                Donald A. Bernard
         Executive Vice President, Chief Financial Officer and Secretary
                         CoActive Marketing Group, Inc.
                             415 Northern Boulevard
                           Great Neck, New York 11021
         ---------------------------------------------------------------
                     (Name and address of agent for service)

                                 (516) 622-2800
         ---------------------------------------------------------------
          (Telephone number, including area code, of agent of service)

                                 With a copy to:

                        Steven K. Weinberg, Esq.
                        Kronish Lieb Weiner & Hellman LLP
                        1114 Avenue of the Americas
                        New York, New York 10036-7798

                         CALCULATION OF REGISTRATION FEE

----------------------------- ----------------- ----------------------- ----------------------- ------------------
                                                 Proposed Maximum        Proposed Maximum
Title of Securities            Amount to be      Offering Price Per      Aggregate Offering      Amount of
To be  Registered              Registered        Share (1)               Price (1)               Registration Fee
----------------------------- ----------------- ----------------------- ----------------------- ------------------
Common Stock, par value
$.001 per share                750,000 shares         $1.66                   $1,245,000              $114.54
----------------------------- ----------------- ----------------------- ----------------------- ------------------
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(1)      Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of
         1933, as amended, on the basis of the average of the high and low sale prices of the registrant's common stock as reported in The Nasdaq
         SmallCap Market on October 11, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) have previously been, or will be, sent or given to the participants of the CoActive Marketing Group, Inc. 2002 Long-Term Incentive Plan, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------

         The following documents of the Company, filed with the Commission, are incorporated by reference into this Registration Statement as of their respective dates:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2002, filed with the Commission on June 28, 2002.

         (b) The Company's quarterly report on Form 10-Q for the quarter ended June 30, 2002, filed with the Commission on August 13, 2002.

         (c) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A filed with the Commission on June 10, 1992.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which is also incorporated by reference modifies or supersedes such statement. Any earlier statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

         The Company's Common Stock is registered pursuant to Section 12 of the Securities Exchange, and therefore, the description of such securities is omitted.

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Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         The validity of the shares of Common Stock covered by this Registration Statement will be passed upon for the Company by Kronish Lieb Weiner & Hellman LLP, counsel to the Company. Such law firm holds options to purchase 44,375 shares of Common Stock and Joseph S. Hellman, counsel to such firm is a director of the Company.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         The Delaware General Corporation Law (the "DGCL") permits a corporation to indemnify its directors and officers (among others) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought (or threatened to be brought) by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made for expenses (including attorneys' fees) actually and reasonably incurred by directors and officers in connection with the defense or settlement of such action if they had acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. The DGCL further provides that, to the extent any director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         The Company's Certificate of Incorporation provides that the directors of the corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the DGCL. The Company's Certificate of Incorporation provides further that without limiting the generality of the foregoing, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article VII of the Company's By-laws provides in general that the Company shall have the power to indemnify any officer or director against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such officer or director, to the fullest extent permitted by law in connection with and including those instances in which such indemnification as deemed by a majority of a quorum of directors who were not parties to such action, suit or proceeding or by independent legal counsel, after due investigation, to be in the best interests of the Company, with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against him or her by reason of his or her performance as a director, officer, employee or agent of the Company or any of its subsidiaries, or in any other capacity on behalf of CoActive or any of its subsidiaries. Article VII of the Company's By-laws also provides that the Company may advance expenses incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding as authorized by the Company's Board of Directors upon receipt of an undertaking, by or on behalf of

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such director or officer, to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized by law. The Company has indemnification insurance under which directors and officers are insured against certain liability that may occur in their capacity as such.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits.
         --------

         4.1 The Company's 2002 Long-Term Incentive Plan (incorporated by reference from the Company's Proxy Statement filed with the Commission on July 29, 2002) .

         5.1 Opinion of counsel as to legality of the Common Shares covered by this Registration Statement.

         23.1  Consent of BDO Seidman, LLP.

         23.2  Consent of KPMG LLP.

         23.3  Consent of counsel (included within Exhibit 5.1).

         24.1 Power of Attorney (included on the signature page of this Registration Statement).

Item 9.  Undertakings.
         ------------

A.       Post-Effective Amendments

         The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

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         (2)   that, for the purpose of determining any liability under the
Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       Subsequent Documents Incorporated by Reference
         ----------------------------------------------

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       Claims for Indemnification
         --------------------------

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Great Neck, State of New York on this 15th day of October, 2002.

                                       COACTIVE MARKETING GROUP, INC.

                                       By: /s/ DONALD A. BERNARD
                                           -------------------------------------
                                           Donald A. Bernard
                                           Executive Vice President and
                                             Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes Donald A. Bernard and John P. Benfield, or either of them, as attorney-in-fact to sign and file in each capacity stated below, all amendments and post-effective amendments to this registration statement.

Signature                                      Title                                 Date
---------                                      -----                                 ----
Principal Executive Officer:                   President and                    October 15, 2002
                                               Chief Executive Officer
/s/ JOHN P. BENFIELD
----------------------------
      John P. Benfield

Principal Financial and Accounting Officer:    Executive Vice President         October 15, 2002
                                               and Chief Financial Officer
/s/ DONALD A. BERNARD
----------------------------
      Donald A. Bernard

Other Directors:

/s/ PAUL A. AMERSHADIAN                        Director                         October 15, 2002
----------------------------
      Paul A. Amershadian

/s/ HERBERT M. GARDNER                         Director                         October 15, 2002
----------------------------
      Herbert M. Gardner

/s/ JOSEPH S. HELLMAN                          Director                         October 15, 2002
----------------------------
      Joseph S. Hellman

/s/ THOMAS E. LACHENMAN                        Director                         October 15, 2002
----------------------------
      Thomas E. Lachenman

/s/ BRIAN MURPHY                               Director                         October 15, 2002
----------------------------
      Brian Murphy

/s/ JOHN A. WARD, III                          Director                         October 15, 2002
----------------------------
      John A. Ward, III
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                                  EXHIBIT INDEX

4.1 The Company's 2002 Long-Term Incentive Plan (incorporated by reference from the Company's Proxy Statement filed with the Commission on July 29,
       2002).

5.1 Opinion of counsel as to legality of the Common Shares covered by this Registration Statement.

23.1   Consent of BDO Seidman, LLP.

23.2   Consent of KPMG LLP.

23.3   Consent of counsel (included within Exhibit 5.1).

24.1 Power of Attorney (included on the signature page of this Registration Statement).


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